EXHIBIT 23.2

                        CONSENT OF INDEPENDENT REGISTERED
                              PUBLIC ACCOUNTING FIRM




Board of Directors
All American SportPark, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in the registration statement of All-American SportPark, Inc. on Form S-8 (File No. 333-41994) of our report dated March 28, 2007, included in this Annual Report on Form 10-KSB on the consolidated financial statements of All-American SportPark, Inc. as of and for the year ended December 31, 2006.

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada
March 30, 2007